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                                                                    Exhibit 10.6

                               OPTION AGREEMENT
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     This OPTION (the "Agreement") is entered into as of April _____, 1998 by and between WILSHIRE REAL ESTATE INVESTMENT TRUST INC., a Maryland corporation ("WREIT") and WILSHIRE SERVICING COMPAGNIE S.A., a corporation organized under the laws of France ("Wilshire France")

                               R E C I T A L S:
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     WREIT has filed with the U.S. Securities and Exchange Commission a registration statement on Form S-11 (the "Registration Statement") for the sale of up to 10 million shares of common stock (and up to an additional 1.5 million shares pursuant to an over-allotment option) (the "IPO").

     WFSG will contribute certain of the Initial Investments to the Wilshire Real Estate Partnership L. P. upon the Closing of the IPO for approximately $129.4 million of the proceeds from the IPO.

     WREIT will become a General Partner and Limited Partner of the Operating Partnership at the Closing.

     NOW, THEREFORE, in consideration of ten ($10.00) and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

                                  T E R M S:
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     1.   Recitals.  The foregoing Recitals are true and correct and
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incorporated herein by this reference, as if set forth in their entirety.

     2.   Capitalized Terms.  Any capitalized term not defined herein shall have
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the meaning ascribed to it in the Registration Statement.

     3.   Option.  Wilshire France does hereby grant to WREIT (or its designee)
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the option, from the date hereof through March 1, 2001, to acquire Wilshire
France's 50% interest in two portfolios of International Investments acquired from affiliates of Unifina S.A. and Abbey National PLC for an exercise price of up to US $110.0 million. It is expressly understood and agreed by all parties to this Agreement that the Option granted herein is without obligation or liability to WREIT and WREIT shall have no obligation to exercise the Option.

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     4.   Closings
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          (a) The Option.  If WREIT exercises the Option, the closing for the
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assets to be acquired pursuant to such Option shall occur on the earlier of the following: (i) ten (10) days after Wilshire France receives notification from WREIT that the Option is being exercised, or (ii) forty-five (45) days after WREIT completes its due diligence for the assets contained in the Option.

          (b) Time and Place of Closing.  The closing of the transactions
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contemplated by this Agreement shall be held at a time and location mutually selected by Wilshire France and WREIT.

     5.   Closing Deliveries.  At the closing of the Option, the respective
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selling entities shall deliver such documentation and conveyances typically required in a transaction of this nature and magnitude and such documentation and conveyances as to grant good and marketable title to the assets, free and clear of all liens and encumbrances. Wilshire France or an affiliate thereof shall deliver or cause to be delivered consents to the transfer of the assets, and all other documents reasonably requested by WREIT.

     6.   Approvals.  If any approvals are required for the consummation of the
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transactions contemplated herein, Wilshire France or an affiliate thereof, shall use all commercially reasonable efforts in good faith to secure such required approvals.

     7.   Covenants of Wilshire France.  Wilshire France covenants as follows:
          ----------------------------

          (a)  Prohibited Transactions.  It is currently not a party to any
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contract or letter of intent relating to the transfer, sale, assignment, purchase, pledge, conveyance of the assets contained in the Option. Wilshire France shall after the date hereof through the date that all of WREIT's rights pursuant to this Agreement, and the Option created hereunder is terminated, enter into any agreement or transaction relating to the transfer, sale, assignment, purchase, pledge, conveyance or disposition of any of the assets contained in the Option.

          (b)  Definitive Agreement.  In the event WREIT exercises the Option,
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Wilshire France shall use its good faith, due diligence, and best efforts to enter into a definitive purchase agreement which will contain such representations, warranties, covenants, terms and conditions as would be usual and customary in transactions of this nature and magnitude.

     8.   Miscellaneous Matters.
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          (a) Parties Bound.  This Agreement shall be binding upon and shall
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inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any right or obligation hereunder may be assigned or transferred, except that Wilshire France or WREIT may assign this Agreement and its rights and obligations hereunder to any direct or indirect subsidiary or affiliate thereof which shall have the capabilities of carrying out all of its obligations hereunder.

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          (b) Captions.  The section, paragraph and sub-paragraph headings in
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this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (c) Governing Law.  This Agreement shall be governed by and continued
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in accordance with the laws of the State of New York.

          (d)  Counterparts.  This Agreement may be executed in several
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counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.


                           [Signature Page to Follow]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                      WILSHIRE REAL ESTATE INVESTMENT TRUST INC.


                                      By:_______________________________________

                                      Its:______________________________________

                                      Date:_____________________________________


                                      WILSHIRE SERVICING COMPAGNIE S.A.


                                      By:_______________________________________

                                      Its:______________________________________

                                      Date:_____________________________________

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